EXHIBIT 99.1

18100 Von Karman Avenue
Suite 500
Irvine, CA 92612
949.852.0700

NEWS RELEASE

Contact:	Jason Roberts
Phone:	949.333.1727
Email:	jroberts@steadfastcmg.com

STEADFAST APARTMENT REIT III, INC. ACQUIRES
DALLAS-AREA APARTMENT COMMUNITY FOR $44 MILLION
DALLAS, June 1, 2017 – Steadfast Apartment REIT III, Inc. (STAR III) announced that it has acquired The Pointe at Vista Ridge (formerly known as Enclave at Vista Ridge), a 300-apartment-home community located in the Northern Dallas submarket of Lewisville. The purchase price was approximately $44 million.
“Dallas is a growing region with demographic trends that are a good fit for the investment objectives of Steadfast Apartment REIT III, which targets mid-tier multifamily properties in growing communities,” said Ella Neyland, president of Steadfast Apartment REIT III, Inc. “Additionally, The Pointe at Vista Ridge enjoys an ideal location in the midst of a thriving neighborhood with numerous lifestyle amenities for our current and future residents.”

Completed in 2003, The Pointe at Vista Ridge includes 11 three-story buildings with one-, two- and three-bedroom apartment homes that average 1,080 square feet. In-place rents average $1,187 per month and the community is currently 94.3 percent occupied.
The Pointe at Vista Ridge’s amenities include a resort-style pool with an outdoor kitchen, 24-hour fitness center, playground, clubhouse with resident lounge and theater, outdoor BBQ grills, business center, a sand volleyball court, walking trail, game room with billiards and game station, a pet park and washing area, a tanning bed, car-washing station and covered carports. Every apartment home in the community features nine-foot ceilings, washer/dryer connections, crown molding, faux granite countertops, ceiling fans and private balconies or patios.
As part of the Steadfast Value Enhancement Strategy, STAR III plans to renovate all unit interiors to include an upgraded appliance package, new laminate countertops, new plumbing fixtures, new vinyl wood flooring and carpeting, and upgraded lighting when turning apartments between residents.
Located in Lewisville, 20 miles north of downtown Dallas, the community offers easy access to many Dallas-area business parks including Frisco Business Parks, Legacy West Development, Legacy and Granite Business Parks, and the Platinum Corridor. The Pointe at Vista Ridge is also located adjacent to Vista Ridge Mall and is just minutes from Stonebriar Centre.
STAR III believes the Dallas area is well-positioned for long-term success as it continues to benefit from a diverse range of industries and growth including the anticipated completion of Toyota’s U.S. headquarters later this year.
With the acquisition of The Pointe at Vista Ridge, STAR III has invested approximately $176 million with five multi-family properties, totaling 1,212 apartment homes, in Colorado, Georgia, Illinois and Texas.

STAR3-PR22-0517

About Steadfast Apartment REIT III
    Steadfast Apartment REIT III intends to acquire a diverse portfolio of middle-market apartments and senior living facilities located throughout the United States.
    STAR III is sponsored by Steadfast REIT Investments, LLC, an affiliate of Steadfast Companies, an Orange County, Calif.-based group of affiliated real estate investment and operating companies that acquire, develop and manage real estate in the U.S. and Mexico.

This release contains certain forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of STAR III’s public filings with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.

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STAR3-PR22-0517